SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                             ___________________

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  April 25, 2001
                                  --------------
                         Commission File Number 1-5324

                             NORTHEAST UTILITIES
             (Exact Name of Registrant as specified in charter)


         Massachusetts                      04-2147929
 (State or Other jurisdiction             (IRS employer
       of incorporation)               identification no.)


   174 Brush Hill Avenue, West Springfield, Massachusetts     01090-0010

       ------------------------------------------------------------------
   (Address of principal executive                            (Zip code)
               offices)

                               (413) 785-5871
             Registrant's telephone number, including area code

                                    N/A
     (Former name or former address, if changed since last report)


Item 5.  Other Events

     1. On April 25, 2001, PSNH Funding LLC ("PSNH Funding"), a subsidiary of Public Service Company of New Hampshire ("PSNH"), closed the sale, through underwriters, of $525,400,000 of rate reduction bonds ("RRBs") to the public. The RRBs were issued in three classes with varying interest rates and maturities. PSNH Funding applied the proceeds from the sale of the RRBs to the purchase of certain RRB property from PSNH.

     Reference is made to PSNH Funding's Current Report on Form 8-K dated April 25, 2001 for additional information.

     2. A portion of the net proceeds from the sale of the RRBs will be used by PSNH to retire at maturity on June 30, 2001 the remaining $24,268,050 of PSNH's 10.60% Series A Preferred Stock. The bulk of the net proceeds, approximately $480 million, will be used to buy down the North Atlantic Energy Corporation Power Contract.



                                 SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 NORTHEAST UTILITES




                                 /S/Randy A. Shoop
                                    Randy A. Shoop
                                    Assistant Treasurer - Finance

Date:  May 7, 2001